Exhibit 99.1

For Immediate Release:	Contact:	Kieran D. Caterina
Senior Vice President Finance Director, Co-CAO
(914) 921-5149

For further information please visit
www.gabelli.com

GAMCO Expects to Report Third Quarter Earnings of $0.58 to $0.60 per fully diluted share

Rye, New York, October 22, 2015 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) announced today that reported earnings will be within the range of $0.58 to $0.60 per fully diluted share versus $0.93 per fully diluted share in the third quarter of 2014.  For the nine months ended September 30, 2015, earnings per share are expected to be in the range of $2.50 to $2.53 per fully diluted share versus $3.15 per fully diluted share for the prior nine month period.

Assets under Management (“AUM”) were $39.5 billion at September 30, 2015 as compared to $46.9 billion at September 30, 2014 and $45.4 billion at June 30, 2015.  As of October 21, 2015, AUM were $41.2 billion.

The company has filed an amendment to the Form 10 for the spin-off of the institutional research services and alternative investment business and has filed a listing application with the New York Stock Exchange for Associated Capital Group Inc. to trade under the symbol “AC”.

We will be issuing further details on our financial results in early November.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.).

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.